GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9
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GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.  Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e.,
00-0000000.  The table below will help determine the number to give the payer.
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                                                                                                           GIVE THE
                                           GIVE THE                                                        EMPLOYER
                                       SOCIAL SECURITY                                                  IDENTIFICATION
      FOR THIS TYPE OF ACCOUNT            NUMBER OF -                 FOR THIS TYPE OF ACCOUNT            NUMBER OF -
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

1.    An individual's account     The individual                 9.     A valid trust, estate,     The legal entity (Do not
                                                                        or pension trust           furnish the identifying
                                                                                                   number of the personal
                                                                                                   representative or trustee
                                                                                                   unless the legal entity itself
                                                                                                   is not designated in the
                                                                                                   account title.) (5)

2.    Two or more individuals      The actual owner of the      10.   Corporate account            The corporation
      (joint account)              account or, if combined
                                   funds, the first individual
                                   on the account (1)

3.    Husband and wife             The actual owner of the      11.   Religious, charitable or     The organization
      (joint account)              account or, if joint funds,        educational organization
                                   the first individual on the        account
                                   account (1)

4.    Custodian account of a       The minor (2)                12.   Partnership account held     The partnership
      minor (Uniform Gift to                                          in the name of the
      Minors Act)                                                     business

5.    Adult and minor (joint       The adult or, if the minor   13.   Association, club or other   The organization
      account)                     is the only contributor,           exempt organization
                                   the minor (1)

6.    Account in the name of       The ward, minor or           14.   A broker or registered       The broker or nominee
      guardian or committee        incompetent person (3)             nominee
      for a designated ward,
      minor or incompetent
      person

7.    a. The usual revocable       The grantor-trustee (1)      15.   Account with the Department  The public entity
      trust account (grantor                                          of Agriculture in the name
      is also trustee)                                                of a public entity (such as
                                                                      a State or local government,
      b.  So-called trust          The actual owner (1)               school district, or prison)
      account that is not                                             that receives agricultural
      a legal or valid trust                                          program payments
      under state law

8.    Sole proprietorship          The owner (4)
      account
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(1)     List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the individual name, business name or "doing business as" name of the owner. Use either individual's social security number or business's employer identification number (if it has one).
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
ON SUBSTITUTE FORM W-9
                                   PAGE 2




OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING Payees specifically exempted from backup withholding on ALL payments include the following:
o       A corporation.
o       A financial institution.
o An organization exempt from tax under section 501(A), or an individual retirement plan.
o       The United States or any agency or instrumentality thereof.
o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
o An international organization or any agency, or instrumentality thereof.
o A dealer required to register in securities or commodities registered in the U.S. or a possession of the U.S.
o       A real estate investment trust.
o       A common trust fund operated by a bank under
        section 584(a).
o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
o An entity registered at all times under the Investment Company Act of 1940.
o       A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
o Payments to nonresident aliens subject to withholding under section 1441.
o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
o Payments of patronage dividends where the amount received is not paid in money.
o       Payments made by certain foreign organizations.
o       Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
o Payment of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
o Payments of tax-exempt interest (including exempt-interest dividends under section 852).
o       Payments described in section 6049(b)(5) to nonresident aliens.
o       Payments on tax-free covenant bonds under section 1451.
o       Payments made by certain foreign organizations.
o       Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.-Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.-If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
WITHHOLDING.-If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.